INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  Go  Online  Networks  Corporation

We hereby consent to the use in this Form 8-K of our report dated August 27, 1999 relating to the consolidated financial statements of Go Online Networks Corporation (formerly Jones Naughton Entertainment, Inc.) and consolidated subsidiaries.

__________________________________

SCHUMACHER  &  ASSOCIATES
/s/ Schumacher & Associates

Englewood,  Colorado
January  10,  2000